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                                                                    Exhibit 23.3
                         Consent of Arthur Andersen LLP



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 25, 1999, included or incorporated by reference in the JCC Holding Company's Annual Report on Form 10-K/A for the year ended December 31, 2000, and to all references to our Firm included in the Company's previously filed Registration Statement File No. 333-79437.






New Orleans, Louisiana
October 31, 2001